Exhibit 3.1

Filed in the Office of Secretary of State State Of Nevada Business Number E0232812015-8 Filing Number 20222622197 Filed On 9/19/2022 10:00:00 AM Number of Pages 1 DocuSign Envelope ID : 49BE692E-ADF0-4310-83F5-B4F8F5B7A1EE BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID) . 2. Indicate the current number of authorized shares and par value , if any , and each class or series before the change. 3. Indicate the number of authorized shares and par value , if any of each class or series after the change . 4. Indicate the change of the affected class or series of issued , if any , shares after the change in exchange for each issued share of the same class or series . 5. Indicate provisions , if any , regarding fractional shares that are affected by the change . 6. NRS requ ired statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed . 8. Must be signed by an Officer. Form will be returned if unsigned . 1. Entity Information: Name of entity as on file with the Nevada Secretary of State : ILoop Media, Inc. I Entity or Nevada Business Identification Number (NVID): !E0232812015-8 I 2. Current Authorized The current number of authorized shares and the par value , if any , of each class or series, if Shares: any , of shares before the change : Common Stock-316 ,666,667 , par value $.0001 3. Authorized Shares The number of authorized shares and the par value , if any, of each class or series , if any, of After Change: shares after the change: Common Stock-105,555,556, par value $.0001 4. Issuance: The number of shares of each affected class or series , if any , to be issued after the change in exchange for each issued share of the same class or series : Common Stock-51 , 179,865 5. Provisions: The provisions, if any , for the issuance of fractional shares , or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares will be rounded up to the nearest whole share 6. Provisions: The required approval of the stockholders has been obtained . 7. Effective date and Date : 09/20/2022 Time : 4:01 p.m. EDT time: (Optional ) (must not be later than 90 days after the certifi ca te is filed ) 8. Signature: xLl ---,· (Required) 6lA, M t.fv\\OvtA,li\., CEO 9/19/2022 s· 2A059AFBFCf'{)'lfi . Title 19nature o 1cer Date This form must be accompanied by appropriate fees . If necessary , additional pages may be attached to this form . Pag e 1 of 1 Revised: 1/1/201 9

DocuSign Envelope ID: BB0D0AB9-AA4E-41C0-9153-EF176ADB8366

Filed in the Office of	Business Number E0232812015-8
Barbara K. Cegavske	Filing Number 20222623675
Secretary of State State Of Nevada	Filed On 9/19/2022 3:46:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Loop Media, Inc. Entity or Nevada Business Identification Number (NVID): E0232812015-8
2. Document:	Name of document with inaccuracy or defect: Certificate of Change Pursuant to NRS 78.209
3. Filing Date:	Filing date of document which correction is being made: 09/19/2022
4. Description:	Description of inaccuracy or defect: The Certificate of Change must include number of outstanding shares of common stock before and after the stock split and the formula for the reverse stock split which is required in connection with FINRA regulations
5. Correction:	Correction of inaccuracy or defect: The following is added to item 4:The issued shares shall be decreased by a ratio of one-for-three. Prior to the split the outstanding shares consist of 153,539,596 shares and post split 51,179,865.
6. Signature: (Required)	X DocuSigned by: Jon Niermann 2A059AFBFC4A4DF... Signature — Date: 9/19/2022

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019